UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

AIRGAIN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive Suite 150
San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760-579-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AIRG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Airgain, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders on June 11, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered three proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement dated April 29, 2025 (the “Proxy Statement”). The final voting results for each proposal are set forth below.

Proposal 1 – To elect the following directors to serve as Class III directors for a three-year term to expire at the 2028 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Kiva A. Allgood	2,817,260	2,355,943	4,943,825
Thomas A. Munro	3,285,761	1,887,442	4,943,825
Jacob Suen	2,824,338	2,348,865	4,943,825

In accordance with the above results each nominee was elected to serve as a director.

Proposal 2 – To consider and vote upon the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
10,073,492	21,172	22,364	—

In accordance with the above results, the selection of Grant Thornton LLP was ratified.

Proposal 3 – To consider and vote upon, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

For	Against	Abstain	Broker Non-Votes
2,685,084	2,476,510	11,609	4,943,825

In accordance with the above results, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: June 13, 2025	By:	/s/ Michael Elbaz
	Name:	Michael Elbaz
	Title:	Chief Financial Officer